THE NEW IRELAND FUND, INC.

A Maryland Corporation

AMENDED AND RESTATED BYLAWS

November 13, 2012

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TABLE OF CONTENTS
Page
ARTICLE I  Stockholders  1
Section 1.1  Place of Meeting  1
Section 1.2  Annual Meetings  1
Section 1.3  Special Meetings  1
Section 1.4  Notice of Meetings of Stockholders  6
Section 1.5  Record Dates  7
Section 1.6  Quorum; Adjournment of Meetings  8
Section 1.7  Voting and Inspectors  9
Section 1.8  Conduct of Stockholders' Meetings  10
Section 1.9  Concerning Validity of Proxies,
Ballots, etc.  11
Section 1.10  Advance Notice of Stockholder Nominees
for Director and Other Stockholder
Proposals  11
Section 1.11  Voting of Stock by Certain Holders  20

ARTICLE II  Board of Directors  21
Section 2.1  Function of Directors  21
Section 2.2  Number of Directors  21
Section 2.3  Classes of Directors  21
Section 2.4  Vacancies  22
Section 2.5  Increase or Decrease in Number of
Directors  22
Section 2.6  Place of Meeting  23
Section 2.7  Regular Meetings  23
Section 2.8  Special Meetings  23
Section 2.9  Notices  23
Section 2.10  Quorum  24
Section 2.11  Telephone Meetings  24
Section 2.12  Action Without A Meeting  25
Section 2.13  Compensation of Directors  25
Section 2.14  Organization  25
Section 2.16  Reliance  26
Section 2.17  Ratification  26
Section 2.18  Emergency Provisions  27

ARTICLE III  Committees  27
Section 3.1  Number, Tenure and Qualification  27
Section 3.2  Powers  27
Section 3.3  Meetings  27
Section 3.4  Telephone Meetings  28
Section 3.5  Consent by Committees Without a Meeting
28
Section 3.6  Vacancies  28


ARTICLE IV  Officers  28
Section 4.1  Executive Officers  28
Section 4.2  Term of Office  29
Section 4.3  Powers and Duties  29
Section 4.4  Chairman of the Board  29
Section 4.5  Chief Operating Officer  30
Section 4.6  Chief Financial Officer  30
Section 4.7  President  30
Section 4.8  Vice Presidents  30
Section 4.9  Secretary  31
Section 4.10  Treasurer  31
Section 4.11  Assistant Secretaries and Assistant
Treasurers  32

ARTICLE V  Capital Stock  32
Section 5.1  Certificates for Shares  32
Section 5.2  Transfer of Shares  32
Section 5.3  Stock Ledgers  33
Section 5.4  Transfer Agents and Registrars  33
Section 5.5  Lost, Stolen or Destroyed Certificates
34
ARTICLE VI  Corporate Seal; Location of Offices; Books;
Net Asset Value  34
Section 6.1  Corporate Seal  34
Section 6.2  Location of Offices  34
Section 6.3  Books and Records  34
Section 6.4  Annual Statement of Affairs  35
Section 6.5  Net Asset Value  35
ARTICLE VII  Fiscal Year and Accountant  35
Section 7.1  Fiscal Year  35
Section 7.2  Accountant  35
ARTICLE VIII  Contracts  35
ARTICLE IX  Indemnification and Insurance  36
Section 7.1  General  36
Section 7.2  Indemnification of Directors and
Officers  36
Section 7.3  Insurance  37
ARTICLE X  Custodian  39
ARTICLE XI  Actions to Eliminate Discount  38
ARTICLE XII  Amendment of Bylaws  39


THE NEW IRELAND FUND, INC.

BYLAWS
ARTICLE I

Stockholders
            Section 1.1	Place of Meeting.  All meetings of the
stockholders shall be held at such place within the United
States as may from time to time be designated by the Board of
Directors.
            Section 1.2	Annual Meetings.  The annual meeting
of stockholders of the Corporation shall be held on a date and time fixed by the Board of Directors.
            Section 1.3	Special Meetings.
            (a)	General.   Special meetings of the stockholders
for any purpose or purposes may be called by the Chairman of the Board, the President, or a majority of the Board of Directors. Subject to Section 1.3(b), special meetings of stockholders shall also be called by the Secretary upon receipt of the request in writing signed by stockholders
holding not less than a majority of the votes entitled to be cast thereat.
            (b)	Stockholder-Requested Special Meetings.  (1) Any
stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the
Secretary (the "Record Date Request Notice") by registered
mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election or reelection as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors or the election of
each such individual, as applicable, in an election contest
(even if an election contest is not involved), or would
otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date.
The Request Record Date shall not precede and shall not be
more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on
which a Record Date Request Notice is received by the
Secretary.
                  (2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the "Special Meeting Request") signed by stockholders of record (or their agents duly authorized in a writing accompanying the request)
as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the "Special Meeting Percentage")
shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the
Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and
(iii) the name of the nominee holder for, and number of,
shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the
Secretary.
                  (3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation's proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.3(b), the Secretary receives payment of such reasonably estimated
cost prior to the preparation and mailing or delivery of such notice of the meeting.
                  (4) In the case of any special meeting called by the Secretary upon the request of stockholders (a "Stockholder-Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a
valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and
provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the
Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the
close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 1.3(b).
                  (5)  If written revocations of the Special
Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all
requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation's intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
                  (6)  The Chairman of the Board, President or
Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any
purported Special Meeting Request received by the Secretary.
For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the Secretary until the
earlier of (i) five Business Days after actual receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage.  Nothing
contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder
shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
    (7)  For purposes of these Bylaws, "Business Day" shall
mean any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed.
            Section 1.4	Notice of Meetings of Stockholders.
Not less than ten days' and not more than ninety days' notice, in writing or by electronic transmission, of every meeting of stockholders, stating the time and place thereof (and the purpose of any special meeting), shall be given to each stockholder entitled to vote thereat and to each other stockholder entitled to notice of the meeting by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's
address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the mail addressed to the stockholder as aforesaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article I or the validity of any proceedings at any such meeting.
            Subject to Section 1.10(a) of this Article I, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any
statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 1.10(c)(3) of this
Article I) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days
prior to such date and otherwise in the manner set forth in
this section.
            No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holder thereof, waives such notice.
            Section 1.5	Record Dates.  The Board of Directors
may fix, in advance, a record date for the determination of stockholders entitled to notice of, or to vote at, any stockholders meeting, and to receive a dividend or be allotted rights, or for the purpose of any other proper determination with respect to stockholders. Only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights or otherwise, as the case may be; provided, however, that such record date shall not be more than ninety days and, in the case of a meeting of stockholders, not less than ten days, before the
date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken; and further provided that such record date shall not be prior to the close of business on the day the record date is fixed.
            When a record date for the determination of
stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
            Section 1.6	Quorum; Adjournment of Meetings.  The
presence in person or by proxy of stockholders entitled to
cast a majority of the votes entitled to be cast thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the charter of the Corporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote at such meeting shall be present, to a date not more than 120 days after the original record date. At such adjourned meeting at which the requisite amount of stock entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.
            Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such
adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.
            The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
            Section 1.7	Voting and Inspectors.  A plurality of
all the votes cast at a meeting of stockholders duly called
and at which a quorum is present shall be sufficient to elect a director.  Each share may be voted for as many individuals as there are directors to be elected and for whose election
the share is entitled to be voted.  A majority of the votes
cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the charter of the Corporation. Unless otherwise provided by statute or by the charter of the Corporation, stockholders of record entitled to vote shall have one vote for each share of common stock on each matter submitted to a vote at a meeting of stockholders
(and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights). Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
            At or before any meeting, the chairman of the
meeting or the Board of Directors may appoint one or more inspectors of election and any successors to the inspectors. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of
shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.  No candidate for the office of Director shall be appointed such inspector.
            Section 1.8	Conduct of Stockholders' Meetings.
The meetings of the stockholders shall be presided over by an individual appointed by the Board of Directors, or, in the absence of such appointment, by the Chairman of the Board, or if he is not present, by the President, or if he is not
present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, an individual appointed by the Board of Directors or the chairman of the meeting shall act as
Secretary of such meeting.  The order of business and all
other matters of procedure at any meeting of stockholders
shall be determined by the chairman of the meeting.  The
chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as
the chairman of the meeting may determine; (d) limiting the
time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting;
(h) concluding a meeting or recessing or adjourning the
meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security.  Unless
otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
            Section 1.9	Concerning Validity of Proxies,
Ballots, etc. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting.  No proxy shall be valid more than eleven months after its date unless
otherwise provided in the proxy. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed in accordance with this Article I, in which event such inspectors of election shall decide all such questions.
            Section 1.10	 Advance Notice of Stockholder
Nominees for Director and Other Stockholder Proposals.
            (a)  Annual Meetings of Stockholders.  (1)
Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 1.10(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 1.10(a).
              (2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section 1.10 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 1.10(c)(3) of this Article I) for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern
Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described above.
                  (3)  Such stockholder's notice shall set forth:
      (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a "Proposed Nominee"),
                          (A)  all information relating to the
Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder;
and
        (B) whether such stockholder believes any such Proposed Nominee is, or is not, an "interested person" of the Corporation, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the "1940
Act") and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination;
                (ii)  as to any other business that the
stockholder proposes to bring before the meeting, a description of such business, the stockholder's reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;
                (iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
                  (A)  the class, series and number of all
shares of stock or other securities of the Corporation (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
                  (B)  the nominee holder for, and number of,
any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
                  (C)  whether and the extent to which such
stockholder, Proposed Nominee or Stockholder Associated
Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder
Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation disproportionately to such person's economic interest in the Company Securities; and
                  (D)  any substantial interest, direct or
indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
                (iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 1.10(a) and any Proposed
Nominee,
                  (A) the name and address of such stockholder, as they appear on the Corporation's stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and
                  (B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
                (v)  the name and address of any person who
contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder's notice; and
                (vi)  to the extent known by the stockholder
giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.
              (4) Such stockholder's notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed
Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).
              (5)  Notwithstanding anything in this subsection
(a) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 1.10(c)(3) of this Article I) for the preceding year's annual meeting, a stockholder's notice required by this Section
1.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.
              (6)  For purposes of this Section 1.10,
"Stockholder Associated Person" of any stockholder shall mean
(i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
            (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors , (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with Section 1.3 of this Article I and that has supplied the information required by Section 1.3 of this Article I about each individual whom the stockholder proposes to nominate for election of directors or (iii) provided that the special meeting has been called in accordance with Section 1.3(a) of this Article I for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this
Section 1.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice, containing the information required by paragraphs (a)(3) and (4) of this
Section 1.10, is delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.
            (c)  General.  (1)  If information submitted
pursuant to this Section 1.10 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 1.10. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information.
Upon written request by the Secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.10, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 1.10 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this
Section 1.10.
              (2) Only such individuals who are nominated in accordance with this Section 1.10 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this
Section 1.10. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.10.
              (3) For purposes of this Section 1.10, "the date of the proxy statement" shall have the same meaning as "the date of the company's proxy statement released to shareholders" as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. "Public announcement" shall mean disclosure (A) in a press release reported by the Dow
Jones News Service, Associated Press, Business Wire, PR
Newswire or other widely circulated news or wire service or
(B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange
Act.
              (4) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this
Section 1.10 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this
Section 1.10 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.
            Section 1.11 Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the President or a Vice President, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.
            Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
            The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
ARTICLE II

Board of Directors
            Section 2.1	Function of Directors.  The business
and affairs of the Corporation shall be managed under the
direction of its Board of Directors. All powers of the
Corporation shall be exercised by the Board of Directors
except as conferred on or reserved to the stockholders by
statute.
            Section 2.2	Number of Directors.  The Board of
Directors shall consist of not less than three, nor more than fourteen Directors, as may be determined from time to time by vote of a majority of the Directors then in office, and a
majority of which shall not be directors, officers or
employees of an entity organized under the laws of, or whose principal place of business is located in, the Republic of
Ireland, which provides investment management or advisory
services to the Corporation.  Directors need not be
stockholders.  Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The
acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
            Section 2.3	Classes of Directors.  The Directors
shall be divided into three classes, designated Class I, Class
II and Class III. All classes shall be as nearly equal in
number as possible. The Directors as initially classified
shall hold office for terms as follows: the Class I Directors shall hold office until the date of the annual meeting of stockholders in 1991 or until their successors shall be elected and qualified; the Class II Directors shall hold
office until the date of the annual meeting of stockholders in
1992 or until their successors shall be elected and qualified;
and the Class III Directors shall hold office until the date of the annual meeting of stockholders in 1993 or until their successors shall be elected and qualified. Upon expiration of the term of office of each class as set forth above, the
Directors in each such class shall be elected for a term of
three years to succeed the Directors whose terms of office
expire. Each Director shall hold office until the expiration of his term and until his successor shall have been elected
and qualified.
            Section 2.4	Vacancies.  If for any reason any or
all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder.  Pursuant to the
Corporation's election to be subject to Section 3-804(c) of
the Maryland General Corporation Law (the "MGCL"), (a) except as may be provided by the Board of Directors in setting the
terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do
not constitute a quorum and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.
            Section 2.5	Increase or Decrease in Number of
Directors.  The Board of Directors, by the vote of a majority of the entire Board, may increase or decrease the number of
Directors and may elect, by a majority vote of the entire
Board of Directors, Directors to fill the vacancies created by any increase in the number of Directors until the next annual meeting of stockholders or until their successors are elected and qualify.  The Board of Directors, by the vote of a
majority of the entire Board, may likewise decrease the number of Directors to a number not less than three; provided that
the tenure of office of a director shall not be affected by
any decrease in the number of directors.
            Section 2.6	Place of Meeting.  The Directors may
hold their meetings within or outside the State of Maryland, at any office or offices of the Corporation or at any other
place as they may from time to time determine.
            Section 2.7	Regular Meetings.  Regular meetings of
the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.
            Section 2.8	Special Meetings.  Special meetings of
the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President or a majority of Directors then in office.
            Section 2.9	Notices.  Notice of any special
meeting of the Board of Directors shall be delivered
personally or by telephone, electronic mail, facsimile
transmission, courier or United States mail to each director at his or her business or residence address.  Notice by
personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone
notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party.
Electronic mail notice shall be deemed to be given upon
transmission of the message to the electronic mail address
given to the Corporation by the director.  Facsimile
transmission notice shall be deemed to be given upon
completion of the transmission of the message to the number
given to the Corporation by the director and receipt of a
completed answer-back indicating receipt.  Notice by United
States mail shall be deemed to be given when deposited in the
United States mail properly addressed, with postage thereon
prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.
Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of
Directors need be stated in the notice, unless specifically
required by statute or these Bylaws.
            Section 2.10	Quorum.  A majority of the Directors
then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.  The directors present at a meeting which has been duly called and at which a quorum has been
established may continue to transact business until
adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.  The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the charter of the Corporation or by these
Bylaws.  If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the
meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter of the Corporation or
these Bylaws.
            Section 2.11	Telephone Meetings.  Members of the
Board of Directors or a committee of the Board of Directors
may participate in a meeting by means of a conference
telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means, subject to
the provisions of the 1940 Act, constitutes presence in person at the meeting.
            Section 2.12	Action Without a Meeting.  Any action
required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of the proceedings of the Board or such committee.
            Section 2.13	Compensation of Directors.  No
Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, except for his or her position as Director, affiliated with the Corporation or with the investment adviser of the Corporation. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.
            Section 2.15  Organization.  At each meeting of the
Board of Directors, the Chairman of the Board or, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall act as chairman of the meeting. In the absence of both the Chairman of the Board and Vice Chairman of the Board, the President or, in the absence of the President, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary or, in his or his or her absence, an Assistant Secretary of the Corporation, or, in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.
            Section 2.16  Reliance.  Each director and officer
of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person's professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
            Section 2.17  Ratification. The Board of Directors
or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter.
Moreover, any action or inaction questioned in any stockholders' derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
            Section 2.18  Emergency Provisions.  Notwithstanding
any other provision in the charter of the Corporation or these Bylaws, this Section 2.18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under
Article II of these Bylaws cannot readily be obtained (an "Emergency"). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; and
(ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio.
ARTICLE III
Committees
            Section 3.1 Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation
Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.
            Section 3.2  Powers.  The Board of Directors may
delegate to committees appointed under Section 3.1 of this Article any of the powers of the Board of Directors, except as prohibited by law.
            Section 3.3 Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee
(if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.
            Section 3.4  Telephone Meetings.  Members of a
committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
            Section 3.5  Consent by Committees Without a
Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and is filed with the minutes of proceedings of such committee.
            Section 3.6 Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE IV

Officers
            Section 4.1	Executive Officers.  The executive
officers of the Corporation shall be chosen by the Board of Directors. These shall include a President, a Secretary and a Treasurer. The Board of Directors or any executive committee thereof may also in its discretion appoint one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the
Executive Committee may determine except that the President
may from time to time appoint one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these
Bylaws to be executed, acknowledged or verified by two or more officers.
            Section 4.2	Term of Office.  The term of office of
all officers shall be one year and until their respective successors are elected and qualify. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by delivering a written resignation to the Corporation and, unless a later time is specified therein, such resignation shall take effect upon delivery.
            Section 4.3	Powers and Duties.  The officers of
the Corporation shall have such powers and duties as shall be stated in a resolution of the Board of Directors, or any executive committee thereof and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors and the Executive
Committee.
            Section 4.4	Chairman of the Board.  When and if
the Directors shall deem such action to be necessary or appropriate, they may elect a Chairman of the Board
("Chairman") who shall, if present, preside at all meetings of the Directors and of the Shareholders, and he shall have such other powers and duties as may be prescribed by the Directors. He may use any one or more of the following titles: Chairman of the Board or Chairman.
            Section 4.5 Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors.
            Section 4.6 Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors.
            Section 4.7 President. The President shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the President shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
            Section 4.8 Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the President or the Board of Directors. The Board of Directors may designate one or more Vice Presidents as executive Vice President, senior
Vice President, or Vice President for particular areas of responsibility.
            Section 4.9 Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder;
(e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the President or the Board of Directors. Except as otherwise required by law, the Secretary may delegate ministerial functions to a designee.
            Section 4.10 Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the President or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the Treasurer shall be the chief financial officer of the Corporation.
            The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.
        Section 4.11 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant
Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.
ARTICLE V

Capital Stock
            Section 5.1	Certificates for Shares.  In the event
the Corporation issues shares of stock represented by certificates, each stockholder of the Corporation shall be entitled to a certificate or certificates for the full shares of stock of the Corporation owned by him in such form as the Board may from time to time prescribe. The Board of Directors shall be authorized to issue uncertificated shares of stock of the Corporation. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
            Section 5.2	Transfer of Shares.  Shares of the
Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
            The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
            Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.
            Section 5.3	Stock Ledgers.  The stock ledgers of
the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.
            Section 5.4	Transfer Agents and Registrars.  The
Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only on countersignature of such person shall be required.
            Section 5.5	Lost, Stolen or Destroyed
Certificates. The Board of Directors or the Executive Committee or any officer or agent authorized by the Board of Directors or Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. The Board of Directors may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.
ARTICLE VI

Corporate Seal; Location of Offices; Books; Net Asset Value
            Section 6.1	Corporate Seal.  The Board of
Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine. Any officer or director shall have the authority to affix the corporate seal. If the Corporation is required to place its corporate seal to a document, it shall be sufficient to place the word "(seal)" adjacent to the signature of the authorized officer of the Corporation signing the document.
            Section 6.2	Location of Offices.  The Corporation
shall have a principal office in the State of Maryland. The Corporation may, in addition, establish and maintain such other offices as the Board of Directors or any officer may, from time to time, determine.
            Section 6.3	Books and Records.  The books and
records of the Corporation shall be kept at the places, within or without the State of Maryland, as the directors or any officer may determine; provided, however, that the original or a certified copy of the Bylaws, including any amendments to them, shall be kept at the Corporation's principal executive office.
            Section 6.4	Annual Statement of Affairs.  The
President or any other executive officer of the Corporation shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs should be submitted at the annual meeting of stockholders and, within twenty (20) days of the meeting, placed on file at the Corporation's principal office.
            Section 6.5	Net Asset Value.  The value of the
Corporation's net assets shall be determined at such times and by such method as shall be established from time to time by the Board of Directors.
ARTICLE VII

Fiscal Year and Accountant
            Section 7.1	Fiscal Year.  The fiscal year of the
Corporation, unless otherwise fixed by resolution of the Board of Directors, shall begin on the first day of November and shall end on the last day of October in each year.
            Section 7.2	Accountant.  The Corporation shall
employ an independent public accountant or a firm of independent public accountants as required by the 1940 Act.
ARTICLE VIII
Contracts
            The Board of Directors or any manager or advisor of the Corporation approved by the Board of Directors and acting within the scope of its authority pursuant to a management agreement or advisory agreement with the Corporation may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors or a manager or advisory acting within the scope of its authority pursuant to a management agreement or advisory agreement and executed by the chief executive officer, the president or any other person authorized by the Board of Directors or such a manager.
ARTICLE IX

Indemnification and Insurance
            Section 9.1	General.  The Corporation shall
indemnify directors and officers of the Corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law. The Corporation may, with the approval of the Board of Directors, provide such indemnification to any employee or agent of the Corporation.
            Section 9.2	Indemnification of Directors and
Officers. The Corporation shall indemnify to the fullest extent permitted by law as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article IX shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. The rights to indemnification and advance of expenses provided by the charter of the Corporation and these Bylaws shall vest immediately upon election of a director or officer. No amendment of this Article IX shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article IX, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprises" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnificable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.
            Section 9.3	Insurance.  Subject to the provisions
of the 1940 Act, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond, insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such liability.
ARTICLE X

Custodian
            The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, foreign or domestic, as may be designated by the Board of Directors, subject to the provisions of the 1940 Act and other applicable laws and regulations; and the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation and/or the Custodians may employ such subcustodians as the Board of Directors may approve and as shall be permitted by law.
ARTICLE XI

Actions to Eliminate Discount
            If for a fiscal quarter following the initial public offering of shares of the Fund, the average discount from net asset value at which shares of the Fund's Common Stock trade is substantial, as determined by the Board of Directors, the Board of Directors shall consider, at its next regularly scheduled quarterly meeting, taking various actions designed to eliminate the discount, including, but not limited to, periodic repurchases of shares or amendments to the charter of the Corporation to convert the Fund to an open-end investment company.



ARTICLE XII

Amendment of Bylaws
            The Bylaws of the Corporation may be altered, amended, added to or repealed only by majority vote of the entire Board of Directors.